Exhibit 2.3

                       AMENDMENT NO. 2 TO

                  AGREEMENT AND PLAN OF MERGER




     This Amendment No. 2 to that certain Agreement and Plan of Merger dated November 12, 1996, as amended by Amendment No. 1 to Agreement and Plan of Merger dated December 18, 1996 (the "Merger Agreement"), is made and entered into this 26th day of February, 1997, by and among Union Property Investors, Inc., a Delaware corporation ("UPI"), Kranzco Realty Trust, a Maryland real estate investment trust ("Kranzco"), and KRT Union Corp., a Delaware corporation and a wholly-owned subsidiary of Kranzco organized solely for the purpose of consummating the transactions contemplated by the Merger Agreement.

     WHEREAS, the Board of Directors of each of UPI and KRT Union Corp., and the Board of Trustees of Kranzco have determined that it is in the best interests of their respective companies and stockholders to modify and amend the Merger Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     Exhibits A-1 and A-2 to the Merger Agreement are amended and restated in their entirety in the forms attached hereto as Exhibits A-1 and A-2, respectively.

     Upon the execution hereof, each reference in the Merger Agreement to "this Agreement", "hereby", "hereunder", "herein" or word of like import referring to the Merger Agreement shall mean and refer to the Merger Agreement as amended by this Amendment No. 2 to the Merger Agreement. All other provisions of the Merger Agreement shall remain in full force and effect except and to the extent explicitly amended hereby. This Amendment No. 2 to the Merger Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable principles of conflicts of law.

     This amendment may be executed in any number of counterparts, each of which together shall constitute one and the same amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Merger Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

               UNION PROPERTY INVESTORS, INC.

               /s/ Robert A. Mandor
               ______________________________
               Name:  Robert A. Mandor
               Title: President




               KRANZCO REALTY TRUST


               /s/ Norman M. Kranzdorf
               ______________________________
               Name:  Norman M. Kranzdorf
               Title: President



               KRT UNION CORP.


               /s/ Norman M. Kranzdorf
               ______________________________
               Name:  Norman M. Kranzdorf
               Title: President